UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2015, Bluerock Residential Growth REIT, Inc. (the “Company”), through BR Fox Hills TIC-1, LLC (“TIC-1”), a subsidiary of Bluerock Residential Holdings, L.P., the Company’s operating partnership (the “Operating Partnership”), and through BR Fox Hills TIC-2, LLC (“TIC-2,” and together with TIC-1, the “TICs”), a majority-owned subsidiary of the Operating Partnership, entered into an Assignment Agreement with Bluerock Real Estate, L.L.C., the Company’s sponsor (“BRRE”), pursuant to which BRRE assigned to the TICs all of its right, title and interest in and to an Agreement of Purchase and Sale (the “Purchase Agreement”) with WRPV XI FH Austin, L.P., a Delaware limited partnership (“WRPV”), an unaffiliated third party. Pursuant to the Purchase Agreement as assigned by the Assignment Agreement, the TICs will acquire all of WRPV’s right, title and interest in and to the Fox Hill Apartments, a 288-unit apartment community located in Austin, Texas (the “Fox Hill Property”). The sale price for the Fox Hill Property is approximately $38.15 million, subject to certain prorations and adjustments typical in a real estate transaction. The closing on the acquisition of the Fox Hill Property is expected to occur on or about March 26, 2015.

There is no assurance the acquisition of the Fox Hill Property will occur, as the acquisition is subject to various contingencies as set forth in the Purchase Agreement, which contains terms, conditions, representations, warranties, covenants and indemnities that are customary and standard in the real estate industry. Our board of directors, including all of our independent directors, has unanimously approved the acquisition of the Fox Hill Property.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of the Fox Hill Property. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: March 11, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer